    As filed with the Securities and Exchange Commission on October 25, 2000.
                                                      Registration No. 333-32964
 -------------------------------------------------------------------------------
             ---------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                             -----------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO THE
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CIRRUS LOGIC, INC.
             (Exact name of Registrant as specified in its charter)
                             DELAWARE     77-0024818
                (State or other jurisdiction     (I.R.S. Employer
          of incorporation or organization)     Identification Number)

                           4210 SOUTH INDUSTRIAL DRIVE
                               AUSTIN, TEXAS 78744
                                 (512) 445-7222
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             -----------------------

                                 DAVID D. FRENCH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CIRRUS LOGIC, INC.
                           4210 SOUTH INDUSTRIAL DRIVE
                               AUSTIN, TEXAS 78744
                                 (512) 445-7222
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                             Edward H. Molter, Esq.
                         Brobeck, Phleger & Harrison LLP
                         301 Congress Avenue, Suite 120
                               Austin, Texas 78701
-------------------------------------------------------------------------------
          -------------------------------------------------------------
                               CIRRUS LOGIC, INC.
     This registration statement, as amended to the date of its effectiveness (March 22, 2000), registered the sale from time to time of up to 3,562,364 shares of the Common Stock of the registrant by the stockholder named therein. Of this amount, the selling stockholder sold an aggregate of 2,382,411 shares. The offering has now been terminated. Accordingly, the registrant hereby deregisters 1,179,953 shares of the common stock originally covered by this registration statement.

------
Item  16.             Exhibits
---------
Exhibit  Number       Exhibit
---------------       -------
  24.1                Power  of  Attorney.


                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 24th day of October, 2000.
                                          CIRRUS  LOGIC,  INC.


                                 By:      /s/  David  D.  French
                                          -----------------------
                                          David  D.  French
                                 President  and  Chief  Executive  Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



     SIGNATURE                            TITLE                             DATE
----------------------  --------------------------------------  ----------------


   /s/ David D. French    President, Chief Executive Officer and Director
   -------------------------
   David D. French       (Principal Executive Officer)         October 25, 2000



   /s/ Robert W. Fay   Vice President, Chief Financial Officer, and  Secretary
   -------------------------
   Robert W. Fay (Principal Financial and Accounting Officer)  October 25, 2000


    -------------------------
    Michael Hackworth          Chairman of the Board           October 25, 2000


    /s/ Suhas S. Patil
    -------------------------
*  Suhas S. Patil     Chairman Emeritus and Director           October 25, 2000



     /s/ D. James Guzy
     -------------------------
  *  D. James Guzy              Director                       October 25, 2000


     /s/ Dr. Harold J. Raveche
     -------------------------
  *  Dr. Harold J. Raveche      Director                       October 25, 2000


     /s/ Walden C. Rhines
     -------------------------
  *  Walden C. Rhines           Director                       October 25, 2000



     /s/ Robert H. Smith
     -------------------------
  *  Robert H. Smith            Director                        October 25, 2000



     /s/ Alfred S. Teo
     -------------------------
  *  Alfred S. Teo              Director                        October 25, 2000






* This registration statement has been signed on behalf of the above officers and directors by David D. French, President, Chief Executive Officer and Director of the Company and Robert W. Fay as attorneys-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this registration statement.


Dated:  October  25,  2000                          By:  /s/  David  D.  French
                                                         ----------------------
                                           David  D.  French,  Attorney-in-Fact



                                                       By:  /s/  Robert  W.  Fay
                                                            --------------------
                                              Robert  W.  Fay,  Attorney-in-Fact

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS
                                       TO
                                    FORM S-3
                                      UNDER
                             SECURITIES ACT OF 1933

                               CIRRUS LOGIC, INC.

                                 EXHIBIT INDEX.

   Exhibit  Number       Exhibit
------------------       -------
            24.1                Power  of  Attorney.

                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. French and Robert W. Fay, jointly and severally, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the documents listed below and any amendments to those documents, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, these Registration Statements have been signed by the following persons in the capacities indicated on October 18, 2000.

Post Effective amendment to Registration Statement Number 333-23553 on Form S-3:
To withdraw the registration statement for the shares issued to bondholders as the registration rights given in the agreement have expired

Post Effective amendment to Registration Statement Number 333-86561 on Form S-3:
To withdraw the registration statement for the shares issued to AudioLogic, Inc. shareholders as the registration rights given in the acquisition agreement have expired

Post Effective amendment to Registration Statement Number 333-32964 on Form S-3:
To withdraw the registration statement for the shares issued to IBM as the registration rights given in the restructuring agreement have expired

Registration Statement on Form S-8: To file past amendments to the 1989 Employee Stock Purchase Plan with the Securities Exchange Commission

Registration Statement on Form S-8: To increase the number shares authorized for issuance under the 1996 Stock Plan by 3,500,000




SIGNATURE                                   TITLE
---------------------  -----------------------------------------------
---------------------
Michael L. Hackworth   Chairman of the Board and Director

/s/ Suhas S. Patil
---------------------
Suhas S. Patil         Chairman Emeritus and Director

/s/ David D. French
---------------------
David D. French        President, Chief Executive Officer and Director

/s/ Walden C. Rhines
---------------------

Walden C. Rhines       Director
/s/ Robert H. Smith
---------------------

Robert H. Smith        Director
/s/ Alfred S. Teo
---------------------

Alfred S. Teo          Director
/s/ D. James Guzy
---------------------

D. James Guzy          Director
/s/ Harold J. Raveche
---------------------

Harold J. Raveche      Director